Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

uiTICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2017 FINANCIAL RESULTS; ANNOUNCES INCREASE TO ITS QUARTERLY DIVIDEND

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Fourth quarter 2017 net loss of $5.42 per share; earnings before items[1] of $0.64 per share
•	Price increases announced for pulp and several uncoated freesheet grades
•	Announced a 4.8% dividend increase

Fort Mill, SC, February 8, 2018 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported a net loss of $340 million ($5.42 per share) for the fourth quarter of 2017 compared to net earnings of $70 million ($1.11 per share) for the third quarter of 2017 and net earnings of $47 million ($0.75 per share) for the fourth quarter of 2016. Sales for the fourth quarter of 2017 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $40 million ($0.64 per share) for the fourth quarter of 2017 compared to earnings before items1 of $65 million ($1.03 per share) for the third quarter of 2017 and earnings before items1 of $47 million ($0.75 per share) for the fourth quarter of 2016.

Fourth quarter 2017 items:

➢	Non-cash goodwill impairment charge associated with Personal Care of $578 million ($573 million after tax);
➢	Closure and restructuring costs of $2 million ($1 million after tax);
➢	Deferred tax benefit of $186 million related to the U.S. Tax Cuts and Jobs Act of 2017 (U.S. Tax Reform); and
➢	Net gain on disposal of property, plant & equipment of $9 million ($8 million after tax).

Third quarter 2017 items:

➢	Gain on disposal of property, plant & equipment of $4 million ($3 million after tax); and
➢	Partial reversal of contingent consideration related to an acquisition of $2 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Fourth quarter 2016 items:

➢	Closure and restructuring impact of $(1) million ($(1) million after tax); and
➢	Negative impact of purchase accounting of $1 million ($1 million after tax).

FISCAL YEAR 2017 HIGHLIGHTS

As a result of its annual goodwill and indefinite life intangible assets impairment tests, the Company recorded a non-cash goodwill impairment charge of $578 million associated with Personal Care. Growing competitive market pressures in the healthcare and retail markets over the last year, including the entry of new competitors in the private label category, excess industry capacity and the decline of healthcare spending by governmental agencies, are expected to result in lower than previously anticipated sales and operating margins. In light of this weakened market outlook, our current business forecast was not sufficient to support the carrying value of the goodwill associated with Personal Care, leading to the impairment.

Commenting on the full-year results, John D. Williams, President and Chief Executive Officer said, “We generated nearly $450 million of operating cash flow and continued our solid track record of rewarding shareholders with a high payout ratio while maintaining financial flexibility. Our performance, combined with our confidence in our cash flow generating capabilities, enable us to announce a 4.8% dividend increase. Looking ahead, we remain focused on maximizing long-term profitability and value creation.”

QUARTERLY REVIEW

“As expected, higher maintenance and seasonally higher operating costs impacted our fourth quarter Pulp and Paper results,” said John D. Williams, President and Chief Executive Officer. “Nevertheless, pulp price realizations were higher and we shipped record volumes of tissue grade and fluff pulp. Recently announced price increases across a number of pulp and paper grades are expected to drive continued momentum into 2018.”

Commenting on Personal Care, Mr. Williams added, “While we had good results in 2017, we have concluded that the performance of our Personal Care business will continue to be impacted by an increasingly competitive market. We remain optimistic about the long-term growth trajectory of the absorbent hygiene market; however, this increasingly competitive market will negatively impact our sales, and we expect the environment to remain challenging for the foreseeable future. Importantly, the goodwill impairment charge is non-cash. It does not alter our current financial flexibility, and our overall cash generating capabilities remains strong.”

Operating loss was $512 million in the fourth quarter of 2017 compared to operating income of $89 million in the third quarter of 2017. Depreciation and amortization totaled $82 million in the fourth quarter of 2017.

Operating income before items1 was $59 million in the fourth quarter of 2017 compared to an operating income before items1 of $83 million in the third quarter of 2017.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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(In millions of dollars)	4Q 2017	3Q 2017

Sales	$1,337	$1,292
Operating income (loss)
Pulp and Paper segment	58	93
Personal Care segment	(564)	8
Corporate	(6)	(12)
Total operating (loss) income	(512)	89
Operating income before items[1]	59	83
Depreciation and amortization	82	80

The operating loss in the fourth quarter of 2017 was a result of the goodwill impairment charge, higher maintenance and raw material costs, lower productivity and higher costs, when compared to the operating income in the third quarter of 2017. These factors were partially offset by higher selling prices and volume and favorable exchange rates.

When compared to the third quarter of 2017, manufactured paper shipments were up 1% and pulp shipments increased 9%. The shipments-to-production ratio for paper was 100% in the fourth quarter of 2017, compared to 97% in the third quarter of 2017. Paper inventories increased by 1,000 tons and pulp inventories decreased by 50,000 metric tons when compared to the third quarter of 2017.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $125 million and capital expenditures were $71 million, resulting in free cash flow1 of $54 million for the fourth quarter of 2017. Domtar’s net debt-to-total capitalization ratio1 stood at 28% at December 31, 2017 compared to 26% at September 30, 2017.

In 2017, cash flow from operating activities amounted to $449 million and capital expenditures were $182 million, resulting in free cash flow1 of $267 million.

DECLARATION OF DIVIDEND

The Board of Directors approved a 4.8% increase to its quarterly dividend (from $0.415 per share to $0.435 per share) on its common stock. The Board of Directors declared a dividend payable on April 16, 2018 to stockholders of record as of the close of business on April 2, 2018.

OUTLOOK

In 2018, costs, including freight, labor and raw materials, are expected to marginally increase. Our paper shipments should benefit from expected industry capacity closures, while paper prices should improve following the recently-announced price increases and pulp will benefit from volume growth in fluff. Personal Care is expected to be negatively impacted by an unfavorable tender balance, resulting in lower volume and operating margins.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter and fiscal year 2017 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2018 earnings results on May 1, 2018 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2016 as filed with the SEC and as updated by subsequently-filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,090	1,046	4,216	4,239
Personal Care	262	242	1,005	917
Total for reportable segments	1,352	1,288	5,221	5,156
Intersegment sales	(15)	(14)	(64)	(58)
Consolidated sales	1,337	1,274	5,157	5,098
Depreciation and amortization of property, plant and equipment
Pulp and Paper	64	68	254	284
Personal Care	18	17	67	64
Total for reportable segments	82	85	321	348
Impairment of goodwill - Personal Care	578	—	578	—
Impairment of property, plant and equipment - Pulp and Paper	—	—	—	29
Consolidated depreciation and amortization and impairment of goodwill and property, plant and equipment	660	85	899	377

Operating income (loss)
Pulp and Paper	58	74	250	217
Personal Care	(564)	13	(527)	57
Corporate	(6)	(13)	(40)	(51)
Consolidated operating (loss) income	(512)	74	(317)	223
Interest expense, net	16	17	66	66
(Loss) earnings before income taxes	(528)	57	(383)	157
Income tax (benefit) expense	(188)	10	(171)	29
Net (loss) earnings	(340)	47	(212)	128
Per common share (in dollars)
Net (loss) earnings
Basic	(5.42)	0.75	(3.38)	2.04
Diluted	(5.42)	0.75	(3.38)	2.04
Weighted average number of common shares outstanding (millions)
Basic	62.7	62.6	62.7	62.6
Diluted	62.7	62.7	62.7	62.7
Cash flows from operating activities	125	155	449	465
Additions to property, plant and equipment	71	45	182	347

Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
	(Unaudited)
	$	$	$	$

Sales	1,337	1,274	5,157	5,098
Operating expenses
Cost of sales, excluding depreciation and amortization	1,076	1,003	4,131	4,035
Depreciation and amortization	82	85	321	348
Selling, general and administrative	119	113	456	427
Impairment of goodwill and property, plant and equipment	578	—	578	29
Closure and restructuring costs	2	(1)	2	32
Other operating (income) loss, net	(8)	—	(14)	4
	1,849	1,200	5,474	4,875
Operating (loss) income	(512)	74	(317)	223
Interest expense, net	16	17	66	66
(Loss) earnings before income taxes	(528)	57	(383)	157
Income tax (benefit) expense	(188)	10	(171)	29
Net (loss) earnings	(340)	47	(212)	128
Per common share (in dollars)
Net (loss) earnings
Basic	(5.42)	0.75	(3.38)	2.04
Diluted	(5.42)	0.75	(3.38)	2.04
Weighted average number of common shares outstanding (millions)
Basic	62.7	62.6	62.7	62.6
Diluted	62.7	62.7	62.7	62.7

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31,	December 31,
	2017	2016
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	139	125
Receivables, less allowances of $7 and $7	704	613
Inventories	757	759
Prepaid expenses	33	40
Income and other taxes receivable	28	31
Total current assets	1,661	1,568
Property, plant and equipment, net	2,765	2,825
Goodwill	—	550
Intangible assets, net	633	608
Other assets	157	129
Total assets	5,216	5,680
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	12
Trade and other payables	716	656
Income and other taxes payable	24	22
Long-term debt due within one year	1	63
Total current liabilities	741	753
Long-term debt	1,129	1,218
Deferred income taxes and other	491	675
Other liabilities and deferred credits	326	358
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,969	1,963
Retained earnings	895	1,211
Accumulated other comprehensive loss	(336)	(499)
Total shareholders' equity	2,529	2,676
Total liabilities and shareholders' equity	5,216	5,680

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the twelve months ended
	December 31, 2017	December 31, 2016
	(Unaudited)
	$	$
Operating activities
Net (loss) earnings	(212)	128
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	321	348
Deferred income taxes and tax uncertainties	(207)	9
Impairment of goodwill and property, plant and equipment	578	29
Net gains on disposals of property, plant and equipment	(13)	—
Stock-based compensation expense	6	7
Other	2	(2)
Changes in assets and liabilities, excluding the effect of sale and acquisition of businesses
Receivables	(72)	18
Inventories	21	14
Prepaid expenses	5	5
Trade and other payables	35	(51)
Income and other taxes	8	(18)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(32)	(21)
Other assets and other liabilities	9	(1)
Cash flows from operating activities	449	465
Investing activities
Additions to property, plant and equipment	(182)	(347)
Proceeds from disposals of property, plant and equipment and sale of business	19	1
Acquisition of businesses, net of cash acquired	(8)	(46)
Other	—	1
Cash flows used for investing activities	(171)	(391)
Financing activities
Dividend payments	(104)	(102)
Stock repurchase	—	(10)
Net change in bank indebtedness	(12)	12
Change in revolving credit facility	(50)	—
Proceeds from receivables securitization facility	45	140
Repayments of receivables securitization facility	(90)	(70)
Repayments of long-term debt	(64)	(40)
Other	1	(3)
Cash flows used for financing activities	(274)	(73)
Net increase in cash and cash equivalents	4	1
Impact of foreign exchange on cash	10	(2)
Cash and cash equivalents at beginning of year	125	126
Cash and cash equivalents at end of year	139	125
Supplemental cash flow information
Net cash payments for:
Interest	58	64
Income taxes	33	40

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2017					2016
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	20	38	70	(340)	(212)	4	18	59	47	128
(+)	Impairment of goodwill and property, plant and equipment	($)	—	—	—	573	573	16	2	4	—	22
(+)	Closure and restructuring costs	($)	—	—	—	1	1	2	16	8	(1)	25
(+)	Litigation settlement	($)	—	—	—	—	—	—	2	—	—	2
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(3)	(8)	(11)	—	—	—	—	—
(-)	Reversal of contingent consideration	($)	—	—	(2)	—	(2)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1
(-)	U.S. Tax Reform	($)	—	—	—	(186)	(186)	—	—	—	—	—
(=)	Earnings before items	($)	20	38	65	40	163	22	38	71	47	178
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.7	62.9	62.7	62.7	62.8	62.7	62.7	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.32	0.61	1.03	0.64	2.60	0.35	0.61	1.13	0.75	2.84

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	20	38	70	(340)	(212)	4	18	59	47	128
(+)	Income tax expense (benefit)	($)	5	9	3	(188)	(171)	(3)	6	16	10	29
(+)	Interest expense, net	($)	17	17	16	16	66	17	15	17	17	66
(=)	Operating income (loss)	($)	42	64	89	(512)	(317)	18	39	92	74	223
(+)	Depreciation and amortization	($)	80	79	80	82	321	89	87	87	85	348
(+)	Impairment of goodwill and property, plant and equipment	($)	—	—	—	578	578	21	3	5	—	29
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	(9)	(13)	—	—	—	—	—
(=)	EBITDA	($)	122	143	165	139	569	128	129	184	159	600
(/)	Sales	($)	1,304	1,224	1,292	1,337	5,157	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin	(%)	9%	12%	13%	10%	11%	10%	10%	14%	12%	12%
	EBITDA	($)	122	143	165	139	569	128	129	184	159	600
(+)	Closure and restructuring costs	($)	—	—	—	2	2	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	—	2	—	—	2
(-)	Reversal of contingent consideration	($)	—	—	(2)	—	(2)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1
(=)	EBITDA before items	($)	122	143	163	141	569	130	152	194	159	635
(/)	Sales	($)	1,304	1,224	1,292	1,337	5,157	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin before items	(%)	9%	12%	13%	11%	11%	10%	12%	15%	12%	12%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2017					2016
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	91	121	112	125	449	97	118	95	155	465
(-)	Additions to property, plant and equipment	($)	(34)	(37)	(40)	(71)	(182)	(100)	(119)	(83)	(45)	(347)
(=)	Free cash flow	($)	57	84	72	54	267	(3)	(1)	12	110	118

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	2	—	—	—		6	1	—	12
(+)	Long-term debt due within one year	($)	64	1	1	1		41	64	63	63
(+)	Long-term debt	($)	1,188	1,203	1,164	1,129		1,211	1,237	1,309	1,218
(=)	Debt	($)	1,254	1,204	1,165	1,130		1,258	1,302	1,372	1,293
(-)	Cash and cash equivalents	($)	(111)	(124)	(143)	(139)		(97)	(111)	(168)	(125)
(=)	Net debt	($)	1,143	1,080	1,022	991		1,161	1,191	1,204	1,168
(+)	Shareholders' equity	($)	2,685	2,770	2,886	2,529		2,736	2,716	2,754	2,676
(=)	Total capitalization	($)	3,828	3,850	3,908	3,520		3,897	3,907	3,958	3,844
	Net debt	($)	1,143	1,080	1,022	991		1,161	1,191	1,204	1,168
(/)	Total capitalization	($)	3,828	3,850	3,908	3,520		3,897	3,907	3,958	3,844
(=)	Net debt-to-total capitalization	(%)	30%	28%	26%	28%		30%	30%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	34	65	93	58	250	16	13	8	(564)	(527)	(8)	(14)	(12)	(6)	(40)	42	64	89	(512)	(317)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	—	578	578	—	—	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	—	(4)	—	—	—	—	—	—	—	—	(9)	(9)	—	—	(4)	(9)	(13)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)	—	—	(2)	—	(2)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	2	2	—	—	—	—	—	—	—	—	2	2
(=)	Operating income (loss) before items	($)	34	65	89	58	246	16	13	8	16	53	(8)	(14)	(14)	(15)	(51)	42	64	83	59	248

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	34	65	89	58	246	16	13	8	16	53	(8)	(14)	(14)	(15)	(51)	42	64	83	59	248
(+)	Depreciation and amortization	($)	64	63	63	64	254	16	16	17	18	67	—	—	—	—	—	80	79	80	82	321
(=)	EBITDA before items	($)	98	128	152	122	500	32	29	25	34	120	(8)	(14)	(14)	(15)	(51)	122	143	163	141	569
(/)	Sales	($)	1,073	999	1,054	1,090	4,216	249	241	253	262	1,005	—	—	—	—	—	1,322	1,240	1,307	1,352	5,221
(=)	EBITDA margin before items	(%)	9%	13%	14%	11%	12%	13%	12%	10%	13%	12%	—	—	—	—	—	9%	12%	12%	10%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	89	74	217	14	15	15	13	57	(15)	(11)	(12)	(13)	(51)	18	39	92	74	223
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	—	—	—	—	—	—	—	—	—	—	21	3	5	—	29
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1	—	—	—	—	—	—	—	—	1	1
(+)	Closure and restructuring costs	($)	2	21	10	(2)	31	—	—	—	1	1	—	—	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287
(+)	Depreciation and amortization	($)	73	72	71	68	284	16	15	16	17	64	—	—	—	—	—	89	87	87	85	348
(=)	EBITDA before items	($)	115	131	175	140	561	30	30	31	32	123	(15)	(9)	(12)	(13)	(49)	130	152	194	159	635
(/)	Sales	($)	1,085	1,054	1,054	1,046	4,239	216	228	231	242	917	—	—	—	—	—	1,301	1,282	1,285	1,288	5,156
(=)	EBITDA margin before items	(%)	11%	12%	17%	13%	13%	14%	13%	13%	13%	13%	—	—	—	—	—	10%	12%	15%	12%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

(1) On October 1, 2016, the Company acquired 100% of the shares of Home Delivery Incontinent Supplies Co. in the United States.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2017					2016
		Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,073	999	1,054	1,090	4,216	1,085	1,054	1,054	1,046	4,239
Operating income	($)	34	65	93	58	250	19	35	89	74	217
Depreciation and amortization	($)	64	63	63	64	254	73	72	71	68	284
Impairment of property, plant and equipment	($)	—	—	—	—	—	21	3	5	—	29

Paper
Paper Production	('000 ST)	709	715	745	724	2,893	785	715	726	714	2,940
Paper Shipments - Manufactured	('000 ST)	745	698	722	726	2,891	786	752	744	739	3,021
Communication Papers	('000 ST)	622	582	597	600	2,401	657	627	620	618	2,522
Specialty and Packaging Papers	('000 ST)	123	116	125	126	490	129	125	124	121	499
Paper Shipments - Sourced from 3rd parties	('000 ST)	29	26	29	25	109	32	29	35	27	123
Paper Shipments - Total	('000 ST)	774	724	751	751	3,000	818	781	779	766	3,144
Pulp
Pulp Shipments(a)	('000 ADMT)	453	383	424	462	1,722	369	360	369	415	1,513
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	3%	7%	5%	5%	5%	4%	4%	8%	5%
Softwood Kraft Pulp	(%)	67%	62%	61%	54%	61%	66%	61%	63%	63%	63%
Fluff Pulp	(%)	29%	35%	32%	41%	34%	29%	35%	33%	29%	32%

Personal Care Segment
Sales	($)	249	241	253	262	1,005	216	228	231	242	917
Operating income (loss)	($)	16	13	8	(564)	(527)	14	15	15	13	57
Depreciation and amortization	($)	16	16	17	18	67	16	15	16	17	64
Impairment of goodwill	($)	—	—	—	578	578	—	—	—	—	—

Average Exchange Rates	$US / $CAN	1.323	1.344	1.253	1.272	1.297	1.375	1.289	1.305	1.333	1.325
	$CAN / $US	0.756	0.744	0.798	0.786	0.771	0.727	0.776	0.766	0.750	0.755
	€ / $US	1.066	1.100	1.175	1.178	1.130	1.103	1.130	1.116	1.078	1.107

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.